UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 20, 2017, Galena Biopharma, Inc. (the “Galena”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to Galena’s annual meeting of stockholders to be held on June 8, 2017 at 9:00 a.m., Pacific Time, at 2010 Crow Canyon Place, 1st Floor, San Ramon, CA 94583. Galena is providing the following corrections to the disclosures in the sections entitled, “Stockholder Nominations of Directors,” “Stockholder Proposals” and “Questions and Answers—When are other proposals for next year’s annual meeting due?” (the “Revised Disclosure”).

The Revised Disclosure should be read in conjunction with the Proxy Statement, which is available on the Internet site maintained by the SEC at http://www.sec.gov. References to sections and subsections herein are references to the corresponding sections or subsections in the Proxy Statement, all page references are to pages in the Proxy Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Proxy Statement.

Amending the last sentence of the first paragraph in the section titled “Stockholder Nominations of Directors” on page 28 as follows (revised text underlined):

Assuming that next year’s annual meeting is held within thirty (30) days before or after the anniversary of this year’s Annual Meeting, nominations must be received between March 10, 2018 and April 9, 2018.

Amending the first sentence of the section entitled “Stockholder Proposals” on page 73 as follows (revised text underlined):

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2018 must be received by us on or before December 27, 2017.

Amending the section entitled “Questions and Answers—When are other proposals for next year’s annual meeting due?” on page 81 as follows (revised text underlined):

With respect to proposals not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our bylaws provide that stockholders who wish to propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders. For the 2018 Annual Meeting, stockholders wishing to present proposals for consideration under these provisions of our bylaws must submit their proposals so that they are received at our principal executive offices not earlier than March 10, 2018 and not later than April 9, 2018 in order to be considered. In the event that the 2018 Annual Meeting is not held within thirty (30) days before or after such anniversary date, then such proposal shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Proposals should be sent in writing to Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary. A stockholder’s notice to bring any other business before the 2018 Annual Meeting must set forth certain information, which is specified in our bylaws. A complete copy of our bylaws is available on our website www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.